Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
UNITED ONLINE, INC.

ARTICLE 1
OFFICES

    Section 1.1  Offices.  United Online, Inc., a Delaware corporation (the “Corporation”), may have offices at such places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

    Section 2.1  Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

    Section 2.2  Annual Meetings .  The annual meetings of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

    Section 2.3  Special Meetings.  Unless otherwise required by law or by the certificate of incorporation of the Corporation (as amended from time to time and including any certificates of designation with respect to any preferred stock of the Corporation, the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman, if there be one. Any power of stockholders of the Corporation to call a special meeting is specifically denied. Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

    Section 2.4  Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 2.5  Quorum.  Unless otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman presiding at the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented.

    Section 2.6  Voting.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable statute or of the certificate of incorporation or the Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy. The Board of Directors, in its discretion, or the chairman presiding at a meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

    Section 2.7  No Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by consent by such holders in lieu of such a meeting.

    Section 2.8  Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause a third party to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (a) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

    Section 2.9  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders of the Corporation.

    Section 2.10  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this section 2.10.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).

    To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety days nor more than one hundred and twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the “Exchange Act”); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in such notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

    Section 2.11  Business at Annual Meetings.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.11.

    In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary.

    To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred and twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

    To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    Section 2.12  Conduct of Meetings.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of the stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

    Section 2.13  Inspectors of Election.  Before any meeting of stockholders of the Corporation, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one or three. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

    Such inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine the result; and (f) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts started therein.

ARTICLE 3
DIRECTORS

    Section 3.1  Number.  The authorized number of directors shall be fixed and may be changed from time to time by resolution of the Board of Directors.

    No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders of the Corporation called for that purpose in the manner provided in the Bylaws. The number of directors may not be increased by more than one unless approved by (a) two thirds of each class of directors or (b) two thirds of each outstanding class or series of such class of stock of the Corporation.

    Section 3.2  Election and Term of Office of Directors.  Except as provided in the Certificate of Incorporation or the Bylaws, directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the next following annual meeting of stockholders, another class to be originally elected for a term expiring at the second following annual meeting of stockholders, and another class to be originally elected for a term expiring at the third following annual meeting of stockholders, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor shall have been elected and qualified or until such person’s earlier resignation or removal. Each director, including a director elected or appointed to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or by the Bylaws, wherein other qualifications for directors may be prescribed. Election of directors need not be by written ballot unless so required by the Certificate of Incorporation or by the Bylaws.

    Section 3.3  Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the Bylaws required to be exercised or done by the stockholders of the Corporation.

    Section 3.4  Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the chief executive officer on two hours’ notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice on the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice on the written request of the sole director.

    Section 3.5  Quorum.  Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

    Section 3.6  Actions by Written Consent of the Board.  Unless otherwise provided in the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or electronic communication, and the writing, writings or paper copies of the electronic communications are filed with the minutes of proceedings of the Board of Directors or committee.

    Section 3.7  Resignation and Vacancies.  Any director may resign effective on giving written notice or notice by electronic transmission to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

    Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until a successor has been elected and qualified.

    Unless otherwise provided in the Certificate of Incorporation, whenever the holders of any class or classes of stock or series of stock of the Corporation are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series of stock of the Corporation then in office, or by a sole remaining director so elected.

    Section 3.8  Standing Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, shall appoint from among its members (i) an Audit Committee and (ii) a Compensation Committee, to perform the functions traditionally performed by such committees.

    Section 3.9  Committees.  The Board of Directors may designate one or more other committees (in addition to the mandatory standing committees described in Section 3.8), each such other committee to consist of one or more of the directors of the Corporation. With respect to all Board committees (including, but not limited to, the standing committees described in Section 3.8), in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of any committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee (including, but not limited to, any standing committee described in Section 3.8), to the extent permitted by law and subject to the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee (including, but not limited to, each standing committee described in Section 3.8) shall keep regular minutes and report to the Board of Directors when required.

    Section 3.10  Compensation.  The directors may be paid their expenses, if any, of the attendance at each meeting of the Board of Directors and shall receive such compensation for their services as directors as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4
NOTICES

    Section 4.1  Notice to Directors and Stockholders.  Whenever, under the provisions of applicable law, the Certificate of Incorporation or the Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, by a form of electronic transmission consented to by stockholder or director to whom notice is given. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone, facsimile, telegram or electronic transmission.

    Section 4.2  Waiver.  Whenever notice is required to be given under applicable law, the Certificate of Incorporation or the Bylaws, a written waiver, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The written waiver or any waiver by electronic transmission need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the DGCL to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

ARTICLE 5
OFFICERS

    Section 5.1  Enumeration.  The officers of the Corporation shall be elected by the Board of Directors and shall, at a minimum, include a chief executive officer, a president, a chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also elect one or more vice-presidents, senior vice-presidents or executive vice-presidents, and assistant secretaries and assistant treasurers. In addition, the chief executive officer may designate one or more vice-presidents or senior vice-presidents of the Corporation, although such individuals shall not be officers of the Corporation unless so designated by the Board of Directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

    Section 5.2  Election.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a chief executive officer, a president, a chief financial officer, and a secretary and may elect vice presidents.

    Section 5.3  Appointment of Other Agents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    Section 5.4  Compensation.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the Corporation shall, unless fixed by the Board of Directors, be fixed by the chief executive officer or the president of the Corporation.

    Section 5.5  Tenure.  The officers of the Corporation shall hold office until their successors are elected and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

    Section 5.6  The Chairman of the Board of Directors.  The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors of the Corporation and of the stockholders at which he/she shall be present. He/she shall have any may exercise such powers as are, from time to time, assigned to him/her by the Board of Directors and as maybe provided by law. In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors as may be provided by law.

    Section 5.7  The Chief Executive Officer, President and Senior Vice-Presidents.  The chief executive officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors. The chief executive officer, president or any executive vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

    In the absence of the chief executive officer or in the event of his inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence of the chief executive officer and president or in the event of their inability or refusal to act, an executive vice-president, if any, (in the event there be more than one executive vice-president, an executive vice-president in the order designated by the directors) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors or chief executive officer may from time to time prescribe.

    Section 5.8  The Secretary and Assistant Secretary.  The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the Corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

    Section 5.9  The Chief Financial Officer.  The chief financial officer shall be the chief financial officer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, he/she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the Corporation.

    The treasurer or an assistant treasurer, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE 6
CAPITAL STOCK

    Section 6.1  Certificates.  The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation.

    Section 6.2  Signature.  Any of or all of the signatures on a certificate may be facsimile or conformed. In case any officer, transfer agent or registrar who has signed or whose facsimile or conformed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

    Section 6.3  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 6.4  Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

    Section 6.5  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

    Section 6.6  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 7
GENERAL PROVISIONS

    Section 7.1  Dividends.  The Board of Directors, subject to the applicable provisions, if any, of the Certificate of Incorporation and applicable law, may declare and pay dividends upon the capital stock of the Corporation. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall deem conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

    Section 7.2  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    Section 7.3  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    Section 7.4  Seal.  The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    Section 7.5  Loans.  The Board of Directors of this Corporation may, without stockholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the Corporation or of any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

    Section 7.6  Representation of Shares of Other Corporations.  Any officer of the Corporation is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

    Section 7.7  Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of the Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

    Section 7.8  Provisions Additional to Provisions of Law.  All restrictions, limitations, requirements and other provisions of the Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

    Section 7.9  Provisions Contrary to Provisions of Law.  Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in

Section 7.8, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE 8
INDEMNIFICATION

    Section 8.1  Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 8.3, the Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as that Section may be amended and supplemented from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

    Section 8.2  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.   Subject to Section 8.3, the Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as that Section may be amended and supplemented from time to time, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 8.3  Authorization of Indemnification.  Any indemnification under this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

    Section 8.4  Good Faith Defined.  For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2, as the case may be.

    Section 8.5  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1 or 8.2, as the case may be. Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

    Section 8.6  Expenses Payable in Advance.  Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

    Section 8.7  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, applicable law or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

    Section 8.8  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 8.

    Section 8.9  Certain Definitions.  For purposes of this Article 8, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

    Section 8.10  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 8.11  Limitation on Indemnification.  Notwithstanding anything contained in this Article 8 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

    Section 8.12  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 8 to directors and officers of the Corporation.

ARTICLE 9
AMENDMENTS

    Section 9.1  Amendments.  Except as otherwise provided in the Certificate of Incorporation, the Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by (a) the holders of a majority of the outstanding shares of voting stock of the Corporation or (b) by the Board of Directors.